Exhibit 99.1
DemandTec Announces Second Quarter Fiscal 2008 Financial Results
SAN CARLOS, Calif. — October 4, 2007 — DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand consumer demand management applications that enable retailers and consumer products companies to optimize prices, promotions, and other strategic decisions, today announced financial results for the second quarter of fiscal 2008 ended August 31, 2007.
“We were very pleased that we completed our initial public offering in August, which was a significant milestone for DemandTec and the consumer demand management market. The company continued its strong performance in the second quarter, which was highlighted by record revenue and by non-GAAP operating profitability, both of which were better than our plan entering the quarter,” said Dan Fishback, President and Chief Executive Officer of DemandTec. Fishback added, “DemandTec has established a leadership position with a number of the largest retailers in the world, and we look to leverage this position in order to continue increasing our presence with consumer products manufacturers. With strong second quarter results, we are pleased about our fundamental outlook.”
Second Quarter Financial Highlights
Revenue: Revenue was $14.7 million in the second quarter of fiscal 2008, up 40% from $10.4 million in the second quarter of fiscal 2007 and 11% from $13.2 million in the first quarter of fiscal 2008.
Gross Profit: GAAP gross profit was $9.7 million in the second quarter of fiscal 2008. Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of intangibles, was $10.0 million in the second quarter of fiscal 2008, up 36% from the second quarter of fiscal 2007 and representing a non-GAAP gross margin of 68%.
GAAP Operating and Net Income/Loss: Loss from operations was $644,000 in the second quarter of fiscal 2008, compared to income from operations of $193,000 in the second quarter fiscal of 2007. Net loss attributable to common stockholders was $1.1 million, or ($0.10) per diluted share, in the second quarter of fiscal 2008, compared to net income attributable to common stockholders of $110,000, or $0.01 per diluted share, in the second quarter of fiscal 2007.
Non-GAAP Operating and Net Income/Loss: Non-GAAP income from operations, which excludes $605,000 in stock-based compensation expense and $243,000 in amortization of intangibles, was $204,000 in the second quarter fiscal of 2008, compared to $227,000 in the second quarter fiscal of 2007. Non-GAAP net loss attributable to common stockholders was $262,000, or ($0.02) per diluted share, in the second quarter of fiscal 2008, compared to non-GAAP net income attributable to common stockholders of $144,000, or $0.01 per diluted share, in the second quarter fiscal 2007.
Cash: Cash and marketable securities at the end of the quarter were $75.2 million, an increase of approximately $48 million from the end of the first quarter of fiscal 2008. The increase was driven primarily by $59.7 million in net proceeds from the company’s initial public offering, less approximately $13 million of cash used to retire the company’s term debt and line of credit outstanding prior to the completion of the offering, combined with positive cash flow from operations of $2.5 million. For the six months ended August 31, 2007, the company generated $5.7 million in cash flow from operations and invested $2.3 million in capital expenditures, resulting in free cash flow of $3.4 million.
Mark Culhane, Chief Financial Officer of DemandTec, stated, “Given the early stage of the consumer demand management market, revenue growth and market share are among the company’s top strategic priorities. However, we are also highly focused on driving profitability and cash flow, which is evidenced by the company’s strong cash from operations on a year-to-date basis.”
Conference Call Information
DemandTec will host a conference call today, October 4, 2007, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss the Company’s financial results and financial guidance. To access this call, dial 303-262-2140 with passcode 11097357. A replay of this conference call will be available through October 11, 2007, at 303-590-3000. The replay passcode is 11097357#. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.demandtec.com) and a replay will be archived on the Web site as well.
About DemandTec
DemandTec’s suite of on-demand applications empowers retailers and consumer products companies to optimize pricing, promotion, and other strategic decisions in order to achieve their revenue, profitability and sales volume objectives. DemandTec customers include leading retailers such as Advance Auto Parts, Best Buy, Circle K Stores, Delhaize America, Giant-Carlisle, H-E-B Grocery Co., Monoprix and Safeway, as well as more than 100 consumer products companies. For more information, please visit www.demandtec.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the company’s target markets. We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s final prospectus dated August 8, 2007 filed with the SEC, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. DemandTec reserves the right to modify future product plans at any time.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our second quarter results, including an estimate of non-GAAP operating income and net earnings per share for the third quarter and full year fiscal 2008 that excludes stock-based compensation expenses and amortization of purchased intangible assets. We cannot readily estimate our expected stock-based compensation expenses for these future periods as they depend upon such factors as our future stock price for purposes of computation.
A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.
Contact:
Mark Culhane
EVP and CFO
DemandTec, Inc.
(650) 226-4600
Investor Contact:
Michael Kern
Vice President
ICR
(617) 956-6731
Michael.kern@icrinc.com
Media Contact:
Cassandra Moren
DemandTec, Inc.
(650) 226-4690
cassandra.moren@demandtec.com
DemandTec and the DemandTec logo registered trademarks of DemandTec, Inc. All other trademarks used or mentioned herein are the property of their respective owners.

DemandTec, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2007	2006	2007	2006

Revenue	$14,673	$10,447	$27,921	$20,513
Cost of revenue	5,015	3,102	9,338	6,422

Gross Profit	9,658	7,345	18,583	14,091

Operating expenses:
Research & Development	5,066	3,582	10,138	6,811
Sales & Marketing	3,876	2,898	7,619	5,739
General & Administrative	1,269	672	2,398	1,205
Amortization of acquired intangible assets	91	—	182	—

Total operating expenses	10,302	7,152	20,337	13,755

Income (loss) from operations	(644)	193	(1,754)	336

Other income (expense), net	(334)	(79)	(448)	43

Income (loss) before provision (benefit) for income taxes	(978)	114	(2,202)	379

Provision (benefit) for income taxes	127	(4)	138	(14)

Net income (loss)	(1,105)	118	(2,340)	393

Accretion to redemption value of preferred stock	5	8	13	16

Net income (loss) attributable to common stockholders	$(1,110)	$110	$(2,353)	$377

Net income (loss) per share — basic	$(0.10)	$0.02	$(0.26)	$0.07
Net income (loss) per share — diluted	$(0.10)	$0.01	$(0.26)	$0.02

Weighted shares used in per share calculation:
Basic	11,443	5,117	8,974	5,057
Weighted average convertible preferred shares	—	13,503	—	13,501
Weighted average stock options and warrants and unvested common shares subject to repurchase	—	2,846	—	2,885

Diluted	11,443	21,466	8,974	21,443

DemandTec, Inc.
Consolidated Balance Sheets
(in thousands)

	August 31,
	2007	February 28,
	(unaudited)	2007
Current assets:
Cash, cash equivalents and marketable securities	$75,212	$25,478
Accounts receivable	13,264	14,338
Prepaid expenses and other current assets	3,800	3,202

Total current assets	92,276	43,018

Property, equipment and leasehold improvements, net	4,383	2,941
Goodwill	5,290	5,290
Acquired intangible assets	4,244	4,729
Other assets	713	817

Total assets	106,906	56,795

Current liabilities:
Accounts payable and accrued expenses	9,181	7,796
Deferred revenue, current	33,436	31,143
Debt, current	1,800	3,385
Other current liabilities	123	760

Total current liabilities	44,540	43,084

Deferred revenue, non-current	14,127	11,029
Debt, non-current	—	11,678
Other long-term liabilities	506	591

Total redeemable convertible preferred stock	—	49,073

Stockholders’ equity (deficit):
Convertible preferred stock	—	2,071
Common stock	118,027	7,210
Accumulated deficit	(70,294)	(67,941)

Total stockholders’ equity (deficit)	47,733	(58,660)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$106,906	$56,795

DemandTec, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2007	2006	2007	2006

GAAP cost of revenue	$5,015	$3,102	$9,338	$6,422
Deduct:
Stock-based compensation	(201)	(5)	(300)	(8)
Amortization of purchased intangible assets	(152)	—	(304)	—

Non-GAAP cost of revenue	$4,662	$3,097	$8,734	$6,414

GAAP gross profit	$9,658	$7,345	$18,583	$14,091
Add back:
Stock-based compensation	201	5	300	8
Amortization of purchased intangible assets	152	—	304	—

Non-GAAP gross profit	$10,011	$7,350	$19,187	$14,099

GAAP gross margin	65.8%	70.3%	66.6%	68.7%
Add back:
Stock-based compensation	1.4%	0.1%	1.0%	0.0%
Amortization of purchased intangible assets	1.0%	0.0%	1.1%	0.0%

Non-GAAP gross margin	68.2%	70.4%	68.7%	68.7%

GAAP research & development expense	$5,066	$3,582	$10,138	$6,811
Deduct stock-based compensation	(176)	(7)	(247)	(11)

Non-GAAP research & development expense	$4,890	$3,575	$9,891	$6,800

GAAP sales & marketing expense	$3,876	$2,898	$7,619	$5,739
Deduct stock-based compensation	(136)	(14)	(225)	(18)

Non-GAAP sales & marketing expense	$3,740	$2,884	$7,394	$5,721

GAAP general & administrative expense	$1,269	$672	$2,398	$1,205
Deduct stock-based compensation	(92)	(8)	(229)	(10)

Non-GAAP general & administrative expense	$1,177	$664	$2,169	$1,195

GAAP total operating expense	$10,302	$7,152	$20,337	$13,755
Deduct:
Stock-based compensation	(404)	(29)	(701)	(39)
Amortization of purchased intangible assets	(91)	—	(182)	—

Non-GAAP total operating expense	$9,807	$7,123	$19,454	$13,716

GAAP income (loss) from operations	$(644)	$193	$(1,754)	$336
Add back stock-based compensation and amortization of purchased intangible assets	848	34	1,487	47

Non-GAAP income (loss) from operations	$204	$227	$(267)	$383

GAAP net income (loss) attributable to common stockholders	$(1,110)	$110	$(2,353)	$377
Add back stock-based compensation and amortization of purchased intangible assets	848	34	1,487	47

Non-GAAP net income (loss) attributable to common stockholders	$(262)	$144	$(866)	$424

GAAP net income (loss) per share, diluted	$(0.10)	$0.01	$(0.26)	$0.02
Add back stock-based compensation and amortization of purchased intangible assets	$0.08	$0.00	$0.16	$0.00

Non-GAAP net income (loss) per share, diluted	$(0.02)	$0.01	$(0.10)	$0.02

GAAP cash flow from operations	$2,457	$1,681	$5,674	$(3,780)
Deduct purchases of property and equipment	(859)	(562)	(2,297)	(1,096)

Non-GAAP free cash flow	$1,598	$1,119	$3,377	$(4,876)

Use of Non-GAAP Financial Measures
The accompanying press release dated October 4, 2007 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss), and net income (loss) per share amounts.
Our non-GAAP financial measures generally exclude costs and expenses for (i) amortization of purchased intangible assets related to our acquisition of TradePoint, Inc. and (ii) stock-based compensation:
     Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our acquisition of TradePoint, Inc. over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from a prior acquisition, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.
     Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primarily financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.